ELECTION FORM AND LETTER

OF TRANSMITTAL

IMPORTANT: You are receiving this Election Form and Letter of Transmittal in connection with the merger of Susser Holdings Corporation into a subsidiary of Energy Transfer Partners, L.P.

In order to make an election with respect to the form of consideration you wish you receive in the merger, you must return the accompanying election form to the Exchange Agent or contact your bank, broker or other nominee for instructions regarding the making of an election by [            ], 2014 (subject to extension).

Exhibit 99.3

ELECTION FORM AND LETTER OF TRANSMITTAL

To accompany certificates representing shares of common stock, par value $0.01 per share,

of

SUSSER HOLDINGS CORPORATION

If your Susser Holdings Corporation Stock Certificate(s) has been lost, stolen, misplaced or mutilated,

contact Computershare. See Instruction 3.

PLEASE RETURN IN THE ACCOMPANYING ENVELOPE OR

SEND BY OVERNIGHT DELIVERY

Method of delivery of the stock certificate(s) is at the option and risk of the owner thereof. See Instruction 5. Mail or send by overnight delivery service this Election Form and Letter of Transmittal, together with the certificate(s) described below representing your shares, to the Exchange Agent:

If delivering by mail:	If delivering by courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Suite V 250 Royall Street Canton, MA 02021

For information, call the information agent for the transaction, Georgeson, Inc. (“Georgeson”) at (866) 295-4321 (toll-free)

Pursuant to the terms of the Agreement and Plan of Merger dated as of April 27, 2014 (the “Merger Agreement”), by and among Energy Transfer Partners, L.P. (“ETP”), Energy Transfer Partners GP, L.P., Heritage Holdings, Inc., Drive Acquisition Corporation, a direct wholly owned subsidiary of ETP, Susser Holdings Corporation (“Susser”) and, for limited purposes set forth therein, Energy Transfer Equity, L.P., each Susser shareholder has the opportunity to elect to receive, as merger consideration for each share of Susser common stock that he, she or it owns (1) a combination of $40.125 in cash and 0.7253 of an ETP common unit (a “Standard Mix Election”); (2) $80.25 in cash (a “Cash Election”) or (3) 1.4506 ETP common units (an “Equity Election”), subject to certain limits, proration and adjustment as applicable and as set forth in the Merger Agreement. For a full discussion of the merger, the merger consideration and the effect of this election, see the Proxy Statement/Prospectus dated                     , 2014 (the “Proxy Statement”) a copy of which has been mailed to you under separate cover.

If you are the beneficial owner of your shares of Susser common stock, please contact your bank, broker or other nominee for instructions on how to make an election for the form of consideration you wish to receive.

DESCRIPTION OF SHARES OF SUSSER COMMON STOCK SURRENDERED

Name(s) and Address of Registered Holder(s) (Please correct details if incorrect or fill in, if blank) (Please ensure name(s) appear(s) exactly as on Certificate(s))	Certificate No(s).	Certificate share amount	Book entry share total	Number of Shares
TOTAL SHARES

The Election Form and Letter of Transmittal, together with either your (1) stock certificate(s) or confirmation of book-entry transfer, as applicable, or (2) Notice of Guaranteed Delivery, must be RECEIVED by the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), no later than the election deadline, which will be 5:00 p.m., New York time, on [                    ], 2014 (subject to extension) (the “Election Deadline”). You are encouraged to return your Election Form and Letter of Transmittal as promptly as practicable. You may also obtain up-to-date information regarding the Election Deadline and copies of the Notice of Guaranteed Delivery by calling Georgeson at (866) 295-4321 (toll-free).

This election governs the merger consideration that you, as a shareholder of Susser, will receive if the merger is consummated. This election may also affect the tax consequences of the merger to you.

Check the box below to make (1) a Standard Mix Election; (2) a Cash Election or (3) an Equity Election. If no box is checked, you will be deemed to have made a Standard Mix Election with respect to your shares of Susser common stock. If you wish to make one of the below elections for all your Susser shares you submit, please indicate “all” in the line below for the number of Susser shares to be exchanged.

ELECTION

I hereby elect to receive the following as consideration for my shares of Susser common stock:

☐ STANDARD MIX ELECTION

Number of Susser shares to be exchanged for cash and ETP common units

☐ CASH ELECTION

Number of Susser shares to be exchanged for cash

☐ EQUITY ELECTION

Number of Susser shares to be exchanged for ETP common units

You will be deemed to have made a STANDARD MIX ELECTION if,

A.	You fail to follow the instructions to this “Election Form and Letter of Transmittal” or otherwise fail to make a valid election; or

B.	A completed “Election Form and Letter of Transmittal,” together with your Susser stock certificate(s) or confirmation of book-entry transfer, as applicable, is not actually received by the Exchange Agent by the Election Deadline.

FOR A DETAILED DESCRIPTION OF THE RESPECTIVE ELECTIONS, PLEASE REVIEW (i) THE PROXY STATEMENT, (ii) THE MERGER AGREEMENT AND (iii) THE ACCOMPANYING INSTRUCTIONS. THE ELECTION IS EXPRESSLY SUBJECT TO THE TERMS OF THE PROXY STATEMENT, THE MERGER AGREEMENT AND THE ACCOMPANYING INSTRUCTIONS.

To be effective, this Election Form and Letter of Transmittal must be properly completed, signed and delivered to the Exchange Agent, together with the certificates representing your Susser shares or confirmation of book-entry transfer, as applicable, and any required accompanying evidence of authority at the address above prior to the Election Deadline. Do not send this document or your Susser stock certificates to Susser or ETP.

The undersigned represent(s) that I (we) have full authority to surrender the certificate(s) described above for exchange without restriction. Please issue the ETP common units to be issued, and/or the check for the cash payable, to the undersigned in the merger, as applicable, in the name shown above and to the above address, unless special instructions are given in the boxes below.

SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS See Instruction 7 Complete ONLY if the ETP common units and check are to be issued in a name which differs from the name on the surrendered certificate(s).
Issue to:

Name(s):

Address:

SPECIAL DELIVERY INSTRUCTIONS See Instruction 8 Complete ONLY if the check is to be mailed to some address other than the address reflected above.
Mail to:

Name(s):

Address:

REGISTERED HOLDER(S) MUST SIGN IN THE BOX BELOW

SIGNATURE(S) REQUIRED

Signature of Registered Holder(s) or Agent

Must be signed by the registered holder(s)

EXACTLY as name(s) appear(s) on stock certificate. If signature is by a trustee, executor, administrator, guardian, Attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 6 and 7.

Signature of Registered Holder

Signature of additional Registered Holder(s), if any

Print name(s) of Registered Holder(s)

SIGNATURE(S) GUARANTEED

(IF REQUIRED)

See Instruction 6, 7 and 8.

Unless the shares were tendered by the registered holder(s) of the common stock, or for the account of a member of a “Signature Guarantee Program”, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program (an “Eligible Institution”), your signature(s) must be guaranteed by an Eligible Institution.

Authorized Signature

Name of Firm

Address of Firm – Please Print

Also: Sign and provide your tax ID number on the Substitute Form W-9 provided herein or complete the appropriate Internal Revenue Service (“IRS”) Form W-8, as applicable.

INSTRUCTIONS

(Please read carefully the instructions below)

1. Election Deadline: For any election contained herein to be considered, this Election Form and Letter of Transmittal, properly completed and signed, together with the related Susser Holdings Corporation (“Susser”) common stock certificates, must be received by the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), at the address set forth on the front of this Election Form and Letter of Transmittal no later than 5:00 P.M., New York time, on [                ], 2014 (subject to extension) (or such other later date as ETP and Susser agree) (the “Election Deadline”). Please note that to the extent you have traded shares of Susser common stock that have not settled by the Election Deadline, you may still make an election by delivering a Notice of Guaranteed Delivery.

You are encouraged to return your Election Form and Letter of Transmittal as promptly as practicable. You may also obtain up-to-date information regarding the Election Deadline and copies of the Notice of Guaranteed Delivery by calling the information agent for the transaction, Georgeson at (866) 295-4321 (toll-free).

The Exchange Agent, in its sole discretion, will determine whether any Election Form and Letter of Transmittal is received on a timely basis and whether an Election Form and Letter of Transmittal has been properly completed.

2. Revocation or Change of Election Form: Any Election Form and Letter of Transmittal may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

3. Surrender of Certificate(s), Lost Certificate(s): For any election contained herein to be effective, this Election Form and Letter of Transmittal must be accompanied by the certificate(s) evidencing your shares or confirmation of book-entry transfer, as applicable, and any required accompanying evidence of authority. If your certificate(s) has been lost, stolen, misplaced or destroyed, contact Computershare at (800) 962-4284 (toll-free) prior to submitting this Election Form and Letter of Transmittal.

4. Termination of Merger Agreement: In the event of termination of the Merger Agreement, the Exchange Agent will promptly return stock certificates representing shares of Susser common stock via registered mail or through a book-entry transfer for shares held in street name. The Exchange Agent and Susser will use their commercially reasonable efforts to facilitate return of Susser stock certificates in the event of termination of the Merger Agreement, but return of certificates other than by registered mail will only be made at the expense, written direction and risk of the requesting Susser stockholder, accompanied by a pre-paid, pre-addressed return courier envelope sent to the Exchange Agent.

5. Method of Delivery: Your Election Form and Letter of Transmittal, together with your stock certificate(s) or confirmation of book-entry transfer, as applicable, must be sent or delivered to the Exchange Agent. Do not send them to Energy Transfer Partners, L.P. (“ETP”) or Susser. The method of delivery (mail or overnight delivery service) of stock certificates to be surrendered to the Exchange Agent at the address set forth on the front of the Election Form and Letter of Transmittal is at the option and risk of the surrendering stockholder. Delivery will be deemed effective only when received. If the stock certificate(s) are sent by mail, registered mail with return receipt requested and properly insured is suggested. A return envelope is enclosed.

6. New Certificate/Check Issued In the Same Name: If the ETP common units to be issued, and/or the check for the cash payable, to the undersigned in the merger, as applicable, are to be issued in the same name as the surrendered stock certificate(s), the Election Form and Letter of Transmittal must be completed and signed exactly as the surrendered certificate is registered in Susser’s transfer records. Do not sign the certificate(s) surrendered herewith if (1) such certificate(s) are submitted by the registered owner of the shares represented by such certificate(s) who has not completed the section entitled “Special Issuance/Payment Instructions” or (2) such certificate(s) are submitted for the account of an Eligible Institution (as defined below). If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign the Election Form and Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Election Forms and Letters of Transmittal as there are different registrations. Election forms and Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such on the applicable registration must be accompanied by proper evidence of the signing person’s authority to act. If the surrendered stock certificates are registered to a person(s) other than the person(s) signing this Election Form and Letter of Transmittal, this form must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”).

7. Special Issuance/Payment Instructions: If checks and ETP common units are to be made payable to any person, or registered in the name of any person other than the person(s) whose name(s) appear(s) on the surrendered certificate(s), indicate the name(s) and address in this box. The stockholder(s) named will be considered the record owner(s) and must complete the section entitled “Signatures Required” and the Substitute Form W-9. If the section entitled “Special Issuance/Payment Instructions” is completed, then signatures on this Election Form and Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”). If the surrendered stock certificates are registered in the name of a person other than the person signing this Election Form and Letter of Transmittal, or if issuance is to be made to a person other than the person signing this Election Form and Letter of Transmittal or if the issuance is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

8. Special Delivery Instructions: If checks are to be delivered to other than the name(s) that appear on the surrendered certificate(s) or to the registered holders of the existing certificates at an address other than that appearing on the Election Form and Letter of Transmittal indicate the name(s) and address in this box. Also, this form must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”).

9. Substitute Form W-9: Under the Federal income tax law, a non-exempt shareholder is required to provide the Exchange Agent with such shareholder’s correct Taxpayer Identification Number (“TIN”), generally the shareholder’s social security or federal employer identification number, on the enclosed Substitute Form W-9. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. In addition to potential penalties, failure to provide the information on the form may subject the surrendering shareholder to 28% federal income tax backup withholding on the payment of any cash made to such shareholder. The surrendering shareholder must check the box in Part III if a TIN has not been issued and the shareholder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 28% on all payments to such surrendering shareholders of any cash consideration. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details of what TIN to give the Exchange Agent. Exempt shareholders (including, among others, certain corporations and foreign individuals) are not subject to these backup withholding requirements. Exempt U.S. shareholders should indicate their exempt status on Substitute Form W-9. See the enclosed Substitute Form W-9 guidelines for additional instructions. In order for a foreign person to qualify as exempt from U.S. federal withholding tax backup withholding, such person must submit an appropriate IRS Form W-8, signed under penalties of perjury, attesting to such shareholder’s exempt status. Such form can be obtained from the Exchange Agent. Shareholders should consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements. If backup withholding applies, the Exchange Agent is required to withhold 28% of any payments made to the shareholder or other payee. Backup withholding is not an additional federal income tax. If the required information is furnished to the Internal Revenue Service in a timely manner, the federal income tax liability of persons subject to backup withholding may be reduced by the amount of tax withheld. If withholding results in an overpayment of tax, a refund may be obtained from the Internal Revenue Service.